Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Woodside Energy Group Ltd of our report dated 27 February 2023 relating to the financial statements of Woodside Energy Group Ltd, which appears in the Annual Report on Form 20-F of Woodside Energy Group Ltd (File No. 001-41404) for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Perth, Australia

1 September 2023